Exhibit 10.11

SBI SHARE SUBSCRIPTION AGREEMENT

by and between

BEIJING JADEBIRD IT EDUCATION COMPANY, LIMITED

and

SBI-BDJB EDUCATION LIMITED

Dated as of June 12, 2009

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TABLE OF CONTENTS

(Continued)

ARTICLE VIII GENERAL PROVISIONS		11
8.1	Termination	11
8.2	Amendment	11
8.3	Expenses and Termination Fee	11
8.4	Public Disclosure	11
8.5	Notices	12
8.6	Counterparts; Facsimiles	12
8.7	Severability	12
8.8	Other Remedies	12
8.9	Specific Performance	13
8.10	Governing Law; Dispute Resolution	13
8.11	Rules of Construction	13
8.12	Entire Agreement; No Third-Party Beneficiaries; Assignment	13

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TABLE OF CONTENTS

(Continued)

Page
INDEX OF EXHIBITS

Exhibit	Description	A-1
Exhibit A	Shareholders Agreement	B-1
Exhibit B	Registration Rights Agreement

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THIS SBI SHARE SUBSCRIPTION AGREEMENT (this “Agreement”) is entered into as of June 12, 2009, by and among Beijing Jadebird IT Education Company, Limited, an exempted company incorporated and existing under the laws of the Cayman Islands having its registered office at Maples Corporate Service Limited, P.O. Box 309, Ugland House, George Town, Grand Cayman, KY1-1104, Cayman Islands (“BJBC”) and SBI-BDJB Education Limited, a company incorporated and existing under the laws of Cayman Islands, having its registered office at Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman KY1-1112, Cayman Islands (the “Investor”). BJBC and the Investor shall each be referred to as a “Party,” and collectively, the “Parties.”

RECITAL

A. The Investor desires to subscribe for the Investor Shares (as defined below) and BJBC desires to issue such Investor Shares to the Investor.

NOW, THEREFORE, in consideration of the mutual agreements, covenants and other promises set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, the specified Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling” “controlled by” and “under common control with”) as applied to any Person, means having the ability to direct the management and affairs of such Person, whether through the ownership of voting securities, by contract or otherwise, and such ability shall be deemed to exist when any Person holds a majority of the outstanding voting securities, or the economic rights and benefits, of such Person.

“BJB” means Beijing Jade Bird IT Educational Information Technology Co., Ltd., a company incorporated under the laws of the PRC and an indirect subsidiary of BJBC.

“BJBC Amended Memorandum and Articles” means the Amended and Restated Memorandum and Articles of Association of BJBC in effect as of the date hereof.

“BJBC Shares” means ordinary shares of BJBC, par value US$0.000125 per share.

“Closing” means the First Closing or the Second Closing, as applicable.

“Closing Date” means the First Closing Date or the Second Closing Date, as applicable.

“Escrow Account” means the escrow account maintained at the Escrow Agent pursuant to the Escrow Agreement.

“Escrow Agent” means Citibank, N.A., Hong Kong Branch or such alternate entity appointed as the escrow agent by the Parties.

“Escrow Agreement” means the escrow agreement to be entered into among the Parties and the Escrow Agent within before the First Closing Date.

“Governmental Entity” means any court, tribunal, authority, agency, commission, official or other instrumentality of the United States, the PRC, the Cayman Islands, the British Virgin Islands, Singapore and Hong Kong, any other country or territory or any province, state, country, city or other political subdivision of the United States, the PRC, the Cayman Islands, the British Virgin Islands, Singapore and Hong Kong or any other country or territory.

“Investor Shares” means the First Closing Shares and the Second Closing Shares.

“Liabilities” means indebtedness, obligations and other liabilities of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of a company.

“Lien” shall mean any lien, pledge, charge, claim, mortgage, security interest or other encumbrance of any sort.

“Material Adverse Effect” means (a) any change, effect, event, occurrence, state of facts or development that is materially adverse (or could reasonably be expected to be materially adverse) to the business, assets, financial condition or results of operations of a company and the company’s subsidiaries taken as a whole other than: (a) any adverse change, effect, event, occurrence, state of facts or development attributable to conditions affecting the industry in which the company and its subsidiaries participate, the U.S. economy as a whole or the capital markets in general or the markets in which the company and its subsidiaries operate which does not disproportionately affect the company and its subsidiaries taken as a whole; (b) any adverse change, effect, event, occurrence, state of facts or development attributable to the reaction of customers or suppliers of the company to the public announcement of the transactions contemplated by this Agreement, or (c) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to any change required by U.S. GAAP in accounting requirements or principles or any change in applicable laws, rules or regulations or the interpretation thereof which does not disproportionately affect the company and the company subsidiaries taken as a whole.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

“PRC” means the People’s Republic of China.

“Share Incentive Plan” means the 2007 Share Incentive Plan adopted on March 2, 2007 under which up to 16,304,348 BJBC Shares may be granted as determined by BJBC.

“subsidiary” means with respect to a specific Person, any other Person controlled directly or indirectly through one or more intermediaries by such Person.

“U.S. GAAP” means generally accepted accounting principles in the United States of America.

1.2 Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:

Defined Terms	Clause Reference
“Act”	3.10
“Agreement”	Preamble
“BJBC”	Preamble
“BJBC Indemnified Parties”	7.2(a)
“BJBC Financial Statements”	4.6
“BJBC Group Company”	4.6
“First Closing”	2.2(a)
“First Closing Date”	2.2(a)
“First Closing Price”	2.1(a)
“First Closing Shares”	2. 1(a)
“Investor”	Preamble
“Investor Indemnified Parties”	7.2(b)
“Loss”	7.2(a)
“Onshore Equity Interest”	5.1
“Party”	Preamble
“Registration Rights Agreement”	6.1(c)
“Regulation S”	3.10
“Second Closing”	2.2(a)
“Second Closing Date”	2.2(a)
“Second Closing Price”	2.1(a)
“Second Closing Shares”	2.1(a)
“Shareholders Agreement”	6.1(b)

1.3 Other Interpretive Provisions. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

ARTICLE II

SUBSCRIPTION AND ISSUANCE OF SHARES

2.1 Subscription and Issuance of Shares.

(a) Subject to the terms and conditions of this Agreement, at the First Closing, the Company agrees to issue and sell to the Investor, and the Investor agrees to purchase from the Company, 7,445,585 BJBC Shares (the “First Closing Shares”) for US$20,000,000 (the “First Closing Price”).

(b) Subject to the terms and conditions of this Agreement, at the Second Closing, the Company agrees to issue and sell to the Investor, and the Investor agrees to purchase from the Company, 5,249,138 BJBC Shares (the “Second Closing Shares”) for US$14,100,000 (the “Second Closing Price”).

2.2 Closings.

(a) First Closing. The closing of the purchase and sale of the First Closing Shares (the “First Closing”) will take place on or before June 26, 2009 (the “First Closing Date”).

(b) Second Closing. The closing of the purchase and sale of the Second Closing Shares (the “Second Closing”) will take place on or before July 18, 2009 (the “Second Closing Date”).

(c) At the First Closing, the following events shall occur simultaneously:

(i)	BJBC shall deliver to the Investor a compliance certificate required to be delivered by BJBC pursuant to Section 6.l(d).

(ii)	The Investor shall deliver to BJBC a compliance certificate required to be delivered by the Investor pursuant to Section 6.2(d).

(iii)	BJBC shall issue the First Closing Shares to the Investor, fully paid and nonassessable, by delivering to the Investor a certified copy of the register of members of BJBC, updated to show that the First Closing Shares have been duly issued and registered in the name of the Investor and a share certificate representing the First Closing Shares, duly executed and, where applicable, affixed with the common seal of BJBC.

(iv)	The Investor shall pay the First Closing Price for the First Closing Shares by wire transfer of immediately available funds in US dollars to a bank account designated by BJBC.

(d) At the Second Closing, the following events shall occur simultaneously:

(i)	BJBC shall deliver to the Investor a compliance certificate required to be delivered by BJBC pursuant to Section 6.l(d).

(ii)	The Investor shall deliver to BJBC a compliance certificate required to be delivered by the Investor pursuant to Section 6.2(d).

(iii)	BJBC shall issue the Second Closing Shares to the Investor, fully paid and nonassessable, by delivering to the Investor a certified copy of the register of members of BJBC, updated to show that the Second Closing Shares have been duly issued and registered in the name of the Investor and a share certificate representing the Second Closing Shares, duly executed and, where applicable, affixed with the common seal of BJBC.

(iv)	The Investor shall pay the Second Closing Price for the Second Closing Shares by wire transfer of immediately available funds in US dollars to a bank account designated by BJBC.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor, as of the date hereof, hereby represents and warrants to BJBC as set forth below.

3.1 Authority. The Investor has full legal right, power and capacity as may be required to execute and deliver this Agreement and to carry out the transactions contemplated hereby.

3.2 Organization, Standing and Qualification. (a) The Investor is duly incorporated, validly existing and in good standing under the laws of the Cayman Islands, and is qualified and is authorized to do business as a foreign corporation in all jurisdictions where the failure to be so qualified and/or authorized would have a Material Adverse Effect and (b) the Investor has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted.

3.3 Enforceability. This Agreement, when executed and delivered by the Investor, will be duly and validly executed and delivered by the Investor and will be a legally binding obligation of the Investor enforceable against the Investor in accordance with its terms. All corporate action on the part of the Investor, its officers, directors and shareholders necessary for the authorization of this Agreement and the performance of all obligations of the Investor hereunder at each Closing has been taken or will be taken prior to such Closing.

3.4 No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby do not and will not (i) violate, conflict with or result in a breach by the Investor of its organizational documents or (ii) violate, conflict with or result in a breach of, or constitute a default by the Investor (or create an event which, with notice or lapse of time or both, would constitute a default) or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any encumbrance under, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument to which the Investor or any of its properties may be bound.

3.5 Consents.

(a) No consent, notice, waiver, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to the Investor in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, other than such consents, notices, waivers, approvals, orders, authorizations, registrations, declarations or filings, the failure to obtain which would not have a Material Adverse Effect on the Investor or BJBC.

(b) The execution and delivery by the Investor of this Agreement, or the consummation of the transactions contemplated hereby, do not require the Investor to obtain any consent or approval of, or require the filing of notice with, any third party, except for such consents, approvals or filings, the failure to obtain which would not result in a Material Adverse Effect on the Investor or BJBC.

3.6 Experience. The Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to BJBC and acknowledges that the Investor can bear the economic risk of the Investor Shares for an indefinite period of time, has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of its investment in BJBC and has the capacity to protect its own interests.

3.7 Investment. The Investor is acquiring the Investor Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Investor has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition of the Investor Shares.

3.8 Speculative Nature of Investment. The Investor acknowledges that (i) the investment in BJBC is highly speculative and entails a substantial degree of risk and (ii) the Investor is in a position to lose the entire amount of such investment.

3.9 No Public Market. The Investor understands and acknowledges that no public market now exists and, prior to an initial public offering of BJBC, no public market will exist for any of the securities issued by BJBC.

3.10 Regulation S Eligibility; Restriction on Resales. The Investor acknowledges that the Investor Shares are being offered and sold outside the United States pursuant to Regulation S (“Regulation S”) of the Securities Act of 1933, as amended (the “Act”). The Investor is not a U.S. person as defined in Regulation S and the Investor is located outside of the United States. The Investor understands that the Investor Shares to be purchased have not been registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, a U.S. person except pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Act. The Investor acknowledges that the share certificates for the Investor Shares shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT, AND APPLICABLE STATE SECURITIES LAWS; (B) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT, OR (C) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT. THE SECURITIES MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO ANY U.S. PERSON (AS DEFINED IN REGULATION S) WITHIN THE 40 DAY DISTRIBUTION COMPLIANCE PERIOD, STARTING FROM THE DATE OF THIS CERTIFICATE. EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THE SECURITIES EVIDENCED HEREBY, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS.”

The Investor is not acting on behalf of BJBC. The Investor acknowledges that until forty (40) days after acquiring the Investor Shares, it shall not offer, sell, pledge, or otherwise transfer the Investor Shares in the United States or to, or for the account of benefit of, any U.S. person. The Investor acknowledges that any such offer, sale, pledge or transfer may violate the Act.

3.11 Brokers or Finders. The Investor has not engaged any brokers, finders or agents, and BJBC will not incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Agreement or any of the transactions contemplated hereby.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BJBC

BJBC, as of the date hereof, hereby represents and warrants to the Investor as set forth below.

4.1 Investor Shares. The Investor Shares to be issued have been duly authorized and will, when issued in accordance with this Agreement, be validly issued, fully paid and non-assessable. When issued at the applicable Closing, the rights, privileges and preferences of the applicable Investor Shares will be as stated in the BJBC Amended Memorandum and Articles except where the failure to have such authority would not have a Material Adverse Effect. Other than transfer restrictions under applicable federal, state or foreign securities laws, the Investor Shares are not subject to any transfer restrictions, Lien or any right of first refusal or offer of any kind, other than those set forth in the Shareholders Agreement and the BJBC Amended Memorandum and Articles, and BJBC has not granted any right to purchase the Investor Shares to any other person or entity. Subject to the accuracy of the representations and warranties of the Investor in Article III, the issuance of the Investor Shares shall be exempt from, or not subject to, the registration requirements of Section 5 of the Act. BJBC shall do all reasonable things and take all reasonable actions necessary to permit and facilitate the issuance, or at the direction of the Investor, of the Investor Shares, provide that such issuance complies with the terms of this Agreement related thereto.

4.2 Authority. BJBC has full legal right, power and capacity as may be required to execute and deliver this Agreement and to carry out the transactions contemplated thereby.

4.3 Organization, Standing and Qualification. BJBC is duly incorporated, validly existing and in good standing under the laws of the Cayman Islands, and is qualified and is authorized to do business as a foreign corporation in all jurisdictions where the failure to be so qualified and/or authorized would have a Material Adverse Effect. BJBC has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted.

4.4 Enforceability. This Agreement, when executed and delivered by BJBC, will be duly and validly executed and delivered by BJBC and will be the legally binding obligation of BJBC enforceable against BJBC in accordance with its terms. All corporate action on the part of BJBC, its officers, directors and shareholders necessary for the authorization of this Agreement and the performance of all obligations of BJBC hereunder at each Closing has been taken or will be taken prior to such Closing.

4.5 BJBC Capital Structure. The fully-diluted share capital of BJBC consists of:

(a) BJBC Ordinary Shares. As of the date hereof, BJBC has, in the aggregate, 400,000,000 authorized Ordinary Shares, of which 235,775,456 are issued and outstanding. All outstanding BJBC Ordinary Shares (A) have been duly authorized and validly issued, (B) are fully paid and nonassessable, and (C) were issued in compliance therewith and with all applicable non-U.S. and U.S. state and federal laws concerning the issuance of securities.

(b) BJBC Operations and Restricted Shares. BJBC options and BJBC restricted shares issued and outstanding under the Share Incentive Plan were issued in compliance with all applicable non-U.S. and U.S. state and federal laws concerning the issuance of securities; up to 16,304,348 Ordinary Shares may be granted under the Share Incentive Plan.

(c) The numbers of BJBC options and restricted shares and BJBC Ordinary Shares issued upon the valid exercise of those options may change within the limits provided for under the Share Incentive Plan.

4.6 BJBC Financial Information. BJBC has delivered to the Investor drafts of the consolidated financial statements of BJBC as of and for the year ended December 31, 2008 (the “BJBC Financial Statements”). The BJBC Financial Statements were prepared in accordance with U.S. GAAP, and fairly present in all material respects the financial conditions, results of operations and changes in shareholder equity of BJBC and each of the BJBC controlled entities (each, a “BJBC Group Company,” and collectively, the “BJBC Group Companies”) on a consolidated basis.

4.7 Absence of Changes. Since December 31, 2008, BJBC has conducted its business in all material respects only in the ordinary course consistent with past practice and there has not been any Material Adverse Effect on the BJBC Group Companies, taken as a whole.

4.8 Consents; No Conflicts.

(a) No consent, notice, waiver, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to any BJBC Group Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, other than such consents, notices, waivers, approvals, orders authorizations, registrations, declarations or filings, which if not obtained would not have a Material Adverse Effect on the BJBC Group Companies.

(b) The execution and delivery by BJBC of this Agreement, or the consummation of the transactions contemplated hereby, do not require any BJBC Group Company to obtain any consent or approval of, or require the filing of notice with, any third party, except for such consents, approvals or filings, which if not obtained would not result in a Material Adverse Effect on BJBC Group Companies.

(c) The execution, delivery and performance by BJBC of this Agreement and the consummation by BJBC of the transactions contemplated hereby do not and will not violate, conflict with or result in a breach by BJBC of its organizational documents.

4.9 Brokers or Finders. BJBC has not incurred, and will not incur, directly or indirectly, as a result of any action taken by BJBC, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any of the transactions contemplated hereby.

ARTICLE V

COVENANTS AND AGREEMENTS

5.1 Use of Proceeds. BJBC shall invest the proceeds from the issuance of the Investor Shares in Prosperity Holdings Limited, a wholly-owned subsidiary of BJBC, and cause Prosperity to use the proceeds of such investment to purchase a 5.9% equity interest in BJB (the “Onshore Equity Interest”) as soon as practicable after the First Closing.

5.2 Further Cooperation. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use commercially reasonable efforts to promptly take, or cause to be taken, all actions, and to promptly do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to provide requisite notices and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

ARTICLE VI

CONDITIONS TO CLOSINGS

6.1 Conditions to the Obligations of the Investor. The obligation of the Investor to effect each Closing under this Agreement is subject to the satisfaction, at or prior to the applicable Closing Date, of each of the following conditions, unless validly waived in writing by the Investor.

(a) Representations and Warranties and Covenants. The representations and warranties made by BJBC in Article IV hereof, except for representations and warranties made expressly as of another date, shall be true and correct in all material respects as of such Closing Date. BJBC shall have performed and complied in all material respects with all covenants, obligations and conditions herein required to be performed or observed by it on or prior to such Closing.

(b) Shareholders Agreement. BJBC, the Investor and certain other parties thereto shall have entered into the Third Amended and Restated Shareholders Agreement (the “Shareholders Agreement”) in the form set forth on Exhibit A.

(c) Registration Rights Agreement. BJBC, the Investor and certain other parties thereto shall have entered into the Third Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) in the form set forth on Exhibit B.

(d) Compliance Certificates. BJBC shall have delivered to the Investor a certificate dated as of such Closing Date, signed by an officer or director of BJBC, certifying that the conditions set forth in Section 6.1(a) have been satisfied, and attaching thereto (i) resolutions approved by the board of directors of BJBC authorizing the transactions contemplated hereby, and (iii) a certified copy of the register of members of BJBC showing the capitalization of BJBC immediately after such Closing.

(e) Compliance. No order of judgment of any court, or governmental, statutory or regulatory body or claims of any person having been issued or made which has the effect of making unlawful or otherwise prohibiting the transaction contemplated herein.

6.2 Conditions to the Obligations of BJBC. The obligation of BJBC to effect each Closing under this Agreement is subject to the satisfaction, at or prior to the applicable Closing Date, of each of the following conditions, unless validly waived in writing by BJBC.

(a) Representations and Warranties and Covenants. The representations and warranties made by the Investor in Article III hereof, except for representations and warranties made expressly as of another date, shall be true and correct in all material respects as of such Closing. The Investor shall have performed and complied in all material respects with all covenants, obligations and conditions herein required to be performed or observed by it on or prior to such Closing.

(b) Shareholders Agreement. BJBC, the Investor and certain other parties thereto shall have executed and entered into the Shareholders Agreement.

(c) Registration Rights Agreement. BJBC, the Investor and certain other parties thereto shall have executed and entered into the Registration Rights Agreement.

(d) Compliance Certificates. The Investor shall have delivered to BJBC a certificate dated as of such Closing Date, signed by an officer or director of the Investor, certifying that the conditions set forth in Section 6.2(a) above have been satisfied, and attaching thereto resolutions approved by the board of directors of the Investor authorizing the transactions contemplated hereby.

ARTICLE VII

SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION

7.1 Survival of Representations, Warranties and Covenants. The representations and warranties of the Investor and BJBC contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall survive until the first anniversary of the Second Closing Date; provided, however, that (a) the representations and warranties made pursuant to Sections 3.1, 3.3, 3.5 to 3.11, 4.1, 4.2 and 4.4 shall survive until the expiration of the statutes of limitations (including extensions thereof) applicable to the matters referenced therein, and (c) in the event of fraud or willful breach of a representation or warranty, such representation or warranty shall survive in perpetuity with respect to the person committing such fraud or willful breach. Covenants and agreements that by their terms may be performed after the Closings shall survive indefinitely, except as otherwise set forth herein.

7.2 Indemnification.

(a) The Investor shall indemnify and hold BJBC and its Affiliates, and their respective officers, directors, stockholders, employees, agents and representatives (the “BJBC Indemnified Parties”), harmless against any and all claims, losses, liabilities, damages, deficiencies, diminution in value, costs and expenses, including reasonable attorneys’ fees and expenses of investigation and defense (hereinafter individually a “Loss” and collectively “Losses”) incurred or sustained by the BJBC Indemnified Parties, or any of them, arising out of, due to or as a result of: (i) any breach or inaccuracy of a representation or warranty of the Investor contained in Article III, or any agreement or certificate delivered pursuant to this Agreement; or (ii) any failure by the Investor to materially perform or comply with any covenant applicable to them contained in this Agreement, or any agreement delivered pursuant hereto. For the purpose of this Section 7.2(a) only, when determining the amount of Losses suffered as a result of a breach or inaccuracy of a representation or warranty (but not whether a breach or inaccuracy has occurred), any representation or warranty given or made by the Investor that is qualified in scope as to materiality (including a Material Adverse Effect) or to the knowledge of BJBC shall be deemed to be made or given without such qualification. The Investor shall not have any right of contribution from, and may not seek indemnification or advancement of expenses from BJBC with respect to any Loss claimed by a BJBC Indemnified Party.

(b) BJBC shall indemnify and hold the Investor and its Affiliates, and their respective officers, directors, stockholders, employees, agents and representatives (the “Investor Indemnified Parties”), harmless against any and all Losses incurred or sustained by Investor Indemnified Parties, or any of them, arising out of, due to or as a result of (i) any breach or inaccuracy of a representation or warranty of BJBC contained in Article V of this Agreement, or any agreement or certificate delivered pursuant to this Agreement; or (ii) any failure by BJBC to materially perform or comply with any covenant applicable to it contained in this Agreement, or any agreement delivered pursuant hereto. For the purpose of this Section 7.2(b) only, when determining the amount of Losses suffered as a result of a breach or inaccuracy of a representation or warranty (but not whether a breach or inaccuracy has occurred), any representation or warranty given or made by BJBC that is qualified in scope as to materiality (including a Material Adverse Effect) or to the knowledge of BJBC shall be deemed to be made or given without such qualification. BJBC shall not have any right of contribution from, and may not seek indemnification or advancement of expenses from, the Investor with respect to any Loss claimed by an Investor Indemnified Party.

ARTICLE VIII

GENERAL PROVISIONS

8.1 Termination.

(a) Subject to Section 8.l(b), this Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the First Closing:

(i)	by an agreement among BJBC and the Investor; and

(ii)	by BJBC or the Investor if any Governmental Entity shall have enacted, issued, promulgated, enforced or entered law or order or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby.

(b) Effect of Termination. In the event of termination of this Agreement as provided in Section 8.l(a) hereof, except as set forth in Section 7.1 hereof, this Agreement shall forthwith become void, and there shall be no liability or obligation on the part of the parties hereto and, as applicable, the officers, directors and shareholders of each party; provided, however, that (i) each party hereto shall remain liable for any breaches of this Agreement or in any certificate or other instruments delivered pursuant to this Agreement prior to its termination; and (ii) the provisions of this Article VIII shall remain in full force and effect and survive any termination of this Agreement.

8.2 Amendment. This Agreement may be amended (and any right hereunder extended or waived) by the parties hereto at any time by execution of an instrument in writing signed on behalf of BJBC and the Investor.

8.3 Expenses and Termination Fee.

(a) Subject to Section 8.3(b) below, all fees and expenses incurred in connection with the transactions contemplated by this Agreement, including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

(b) In the event (i) the Investor terminates this Agreement other than pursuant to Section 8.1 above, (ii) the First Closing Price is not deposited into the Escrow Account by the Investor on or before June 25, 2009, or (iii) the Second Closing Price is not deposited into the Escrow Account by the Investor on or before July 15, 2009, the Investor shall pay to BJBC a termination fee of US$5,000,000 for the benefit of the holders of the Onshore Equity Interest within five (5) days following the date of the event giving rise to the obligation to make such payment.

8.4 Public Disclosure. No Party hereto shall issue any statement or communication to any third party (other than their respective agents) regarding the subject matter of this Agreement and the transactions contemplated hereby, or otherwise disclose the terms of this Agreement and the transactions contemplated hereby, without the consent of the other Party hereto; provided that either Party may make such disclosure as it may be required to make under applicable law or regulation, or in connection with any judicial or administrative proceeding. If such disclosure is required, as promptly as practicable prior to making such disclosure the disclosing Party shall inform the other Party.

8.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:

(a)	if to BJBC, to:

Beida Jade Bird Building, 3/F

No. 207 Chengfu Road

Haidian District

Beijing, China 100871

Attention: Yang Ming

Fax: +8610-8266-7065

(b)	if to the Investor, to:

Scotia Centre, 4th Floor, P.O. Box 2804

George Town, Grand Cayman KY 1-1112

Cayman Islands

Attention: Mr. Zhong Zheng

Fax: (+86) 10-85712272

8.6 Counterparts: Facsimiles. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart for it to be effective among the parties. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes.

8.7 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

8.8 Other Remedies. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

8.9 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state, province or other locale, both U.S. and non-U.S., having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

8.10 Governing Law: Dispute Resolution.

(a) This Agreement shall be governed by and construed in accordance with the laws of New York State.

(b) All disputes between the Parties arising out of or relating to this Agreement shall be finally settled in accordance with the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with said Arbitration Rules. The place of arbitration shall be in Hong Kong. The arbitration shall be conducted in English. The resolution of any dispute by arbitration pursuant to this Section 8.10(b) shall be non-appealable, final, binding and conclusive on the Parties to such dispute and may be enforced and entered as a judgment in any court of law with jurisdiction thereof.

8.1 1 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

8.12 Entire Agreement: No Third-Party Beneficiaries: Assignment. This Agreement, the exhibits and schedules hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be signed, all as of the date first written above.

BEIJING JADEBIRD IT EDUCATION COMPANY, LIMITED

By:
Name:
Title:

SBI-BDJB EDUCATION LIMITED

/s/ Zhong Zheng
By:	Zhong Zheng
Title:	Authorized by SBI – BDJB Education Limited

[Signature Page SBl Share Subscription Agreement]

EXHIBIT A

SHAREHOLDERS AGREEMENT

A-1

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

B-1